UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 31, 2008, Manhattan Pharmaceuticals, Inc. (the “Company”) and Nordic Biotech Advisors ApS through its fund Nordic Biotech Venture Fund II K/S (“Nordic”) entered into a joint venture agreement (the “JV Agreement”) to develop and commercialize the Company's North American rights (under license) to its Hedrin product. On February 5, 2008, the Company issued a press release announcing its entry into the JV Agreement and describing the transactions contemplated thereby, the full text of which is attached hereto as Exhibit 99.1.

Pursuant to the JV Agreement, Nordic will form a new Danish limited partnership (the "Limited Partnership") and provide it with initial funding of $2.5 million. The Company will assign and transfer its North American rights in Hedrin to the Limited Partnership in return for a $2.0 million cash payment and equity in the Limited Partnership representing 50% of the nominal equity interests in the Limited Partnership (valued at $2.5 million).

Should the Limited Partnership be successful in achieving a payment milestone, namely that by September 30, 2008, the Food and Drug Administration determines to treat Hedrin as a medical device, Nordic will purchase an additional $2.5 million of equity in the Limited Partnership, whereupon the Limited Partnership will pay the Company an additional $1.5 million in cash and issue to the Company an additional $2.5 million in equity in the Limited Partnership, thereby maintaining the Company’s 50% ownership interest in the Limited Partnership.

The Limited Partnership will be responsible for the development and commercialization of Hedrin for the North American market and all associated costs including clinical trials, if required, regulatory costs, patent costs, and future milestone payments owed to Thornton & Ross Limited, the licensor of Hedrin.

The Limited Partnership will engage the Company to provide management services to the Limited Partnership in exchange for an annualized management fee, which for 2008 on an annualized basis, is $527,000.

Nordic will pay to the Company a non-refundable fee of $150,000 at the closing for the right to receive a warrant covering 7.1 million shares of the Company’s common stock, exercisable for $0.14 per share. The warrant is issuable 90 days from closing, provided Nordic has not exercised all or a part of its put, as described below. The per share exercise price of the warrant is based on the volume weighted average price of the Company’s common stock for the period prior to the signing of the JV Agreement.

Nordic has an option to put all or a portion of its equity interest in the Limited Partnership to the Company in exchange for the Company’s common stock. The shares of the Company’s common stock to be issued upon exercise of the put will be calculated by multiplying the percentage of Nordic’s equity in the Limited Partnership that Nordic decides to put to the Company multiplied by the dollar amount of Nordic’s investment in Limited Partnership divided by $0.14, as adjusted from time to time. The put option is exercisable immediately and expires at the earlier of ten years or when Nordic’s distributions from the Limited Partnership exceed five times the amount Nordic invested in the Limited Partnership.

The Company has an option to call all or a portion of Nordic’s equity interest in the Limited Partnership in exchange for the Company’s common stock. The Company cannot begin to exercise its call until the price of the Company’s common stock has closed at or above $1.05 per share for 30 consecutive trading days. During the first 30 consecutive trading day period in which the Company’s common stock closes at or above $1.05 per share the Company can exercise up to 25% of its call option. During the second 30 consecutive trading day period in which the Company’s common stock closes at or above $1.05 per share the Company can exercise up to 50% of its call option on a cumulative basis. During the third 30 consecutive trading day period in which the Company’s common stock closes at or above $1.05 per share the Company can exercise up to 75% of its call option on a cumulative basis. During the fourth 30 consecutive trading day period in which the Company’s common stock closes at or above $1.05 per share the Company can exercise up to 100% of its call option on a cumulative basis. The shares of the Company’s common stock to be issued upon exercise of the call will be calculated by multiplying the percentage of Nordic’s equity in the Limited Partnership that the Company calls, as described above, multiplied by the dollar amount of Nordic’s investment in the Limited Partnership divided by $0.14. Nordic can refuse the Company’s call by either paying the Company up to $2 million or forfeiting all or a portion of their put, calculated on a pro rata basis for the percentage of the Nordic equity interest called by the Company.

The Limited Partnership's Board will consist of 4 members, 2 appointed by the Company and 2 appointed by Nordic. Nordic has the right to appoint one of the directors as chairman of the Board. The chairman has certain tie breaking powers. In the event that the payment milestone described above is not achieved by June 30, 2008, then the Limited Partnership's Board will increase to 5 members, 2 appointed by the Company and 3 appointed by Nordic.

After the closing, at Nordic's request, the Company will nominate a person identified by Nordic to serve on its Board of Directors.

The Company will grant Nordic registration rights for the shares to be issued upon exercise of the warrant, the put or the call. The Company is required to file an initial registration statement within 10 calendar days of filing its Form 10-K for the year ended December 31, 2007. The Company is required to file additional registration statements, if required, within 45 days of the date the Company first knows that such additional registration statement was required. The Company is required to use commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) within 105 calendar days from the filing date. If the Company fails to file a registration statement on time or if a registration statement is not declared effective by the SEC with 105 days of filing the Company will be required to pay to Nordic, or its assigns, an amount in cash, as partial liquidated damages, equal to 0.5% per month of the amount invested in the Limited Partnership by Nordic until the registration statement is declared effective by the SEC. In no event shall the aggregate amount payable by the Company exceed 9% of the amount invested in the Limited Partnership by Nordic.

The profits of the Limited Partnership will be shared by the Company and Nordic in accordance with their respective equity interests in the Limited Partnership, which are currently 50% to each, except that Nordic will get a minimum guaranteed return from the Limited Partnership equal to 5% on Hedrin sales, as adjusted for any change in Nordic’s equity interest in the Limited Partnership. If the Limited Partnership realizes a profit equal to or greater than a 10% royalty on Hedrin sales, then profits will be shared by the Company and Nordic in accordance with their respective equity interests in the Limited Partnership. However, in the event of a liquidation of the Limited Partnership, Nordic’s distribution in liquidation will be at least equal to the amount Nordic invested in the Limited Partnership ($5 million if the payment milestone described above is met, $2.5 million if it is not met) plus 10% per year, less the cumulative distributions received by Nordic from the Limited Partnership.

The closing of the transactions contemplated by the JV Agreement is subject to customary closing conditions, including, among others, that the Company shall have satisfied all of the requirements of the financial viability exemption from stockholder approval set forth in Section 710(b) of the American Stock Exchange Company Guide (the "AMEX Company Guide").  Following the parties' entrance into the JV Agreement, the American Stock Exchange ("AMEX") informed the Company that the financial viability exemption is not available to the Company.   Accordingly, the Company and Nordic are considering alternatives to this condition, including, among other things, the possibility of Nordic's waiving such condition and instead, requiring that the Company obtain stockholder approval of the issuance of the securities of the Company under the JV Agreement or limiting the number of shares of the Company's common stock into which the put/call and warrant are exercisable to below 20% of the Company's outstanding shares of common stock, until such time as stockholder approval has been obtained.  There can be no assurance, however, that the Company and Nordic will agree to these or any other alternatives to the condition to closing that the Company shall have satisfied all of the requirements of Section 710(b) of the AMEX Company Guide, that stockholder approval will be obtained or that the Company's common stock will remain listed on AMEX.

Nordic has represented to the Company that it is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of securities of the Company under the JV Agreement will be made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

The description of the JV Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press release, dated February 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: February 6, 2008	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer